UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On February 8, 2023, TTM Technologies, Inc. (the “Company”) issued a press release announcing results for its fourth quarter of fiscal year 2022, which ended January 2, 2023, and guidance for its first quarter 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will host a conference call on Wednesday, February 8, 2023, at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss its fourth quarter fiscal 2022 results and the first quarter 2023 outlook. Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. fourth quarter fiscal year 2022 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be webcast on the Registrant’s website at www.ttm.com.

The information furnished in Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On February 8, 2023, the Company announced a consolidation plan, which would include closing three of its manufacturing facilities and consolidating the operations of those facilities into other Company facilities (the “Plan”). The Plan was approved by the Company’s Board of Directors on February 2, 2023, and its goals are to improve plant utilization, operational performance, customer focus and profitability.    The three manufacturing facilities are PCB operations located in Anaheim and Santa Clara, California, and Hong Kong. The Company expects the Hong Kong manufacturing facility to be closed by the end of the second quarter of 2023, and the Anaheim and Santa Clara facilities to be closed by the end of 2023. Until such time, the Company will facilitate customer transitions, provide requisite notices to governmental agencies and other parties, and attend to other transition and facility consolidation matters. The Company anticipates that the Plan will result in its total headcount being reduced by approximately 750 employees.

The Company estimates that it will incur total charges related to the Plan of approximately $22 million to $28 million in separation, asset impairment and disposal costs. Approximately 80% of these costs will be in the form of cash expenditures and the rest in the form of non-cash charges. The Company estimates that it will incur costs of between $11 million and $14 million in separation benefits to employees, $6 million to $9 million in asset disposition costs and approximately $5 million in non-cash equipment disposal costs.

Item 7.01.	Regulation FD Disclosure.

On February 8, 2023, the Company issued a press release announcing the Plan.    A copy of that press release is furnished with this Report as Exhibit 99.2.

The information furnished in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial	Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated February 8, 2023 (Regarding Fourth Quarter and 2022 Results)

99.2	Press Release dated February 8, 2023 (Regarding Consolidation of Manufacturing Facilities)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: February 8, 2023		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, General Counsel & Secretary